Calculation of Filing Fee Tables
S-1
Parabolic Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, consisting of	457(o)			$ 11,750,000.00	0.000087	$ 1,022.25
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share ("Common Stock")	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Equity	Pre-Funded Warrants to purchase shares of Common Stock	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	4	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	5	Equity	Warrants to purchase shares of Common Stock	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid	6	Equity	Common Stock issuable upon exercise of the Warrants	457(o)			$ 58,750,000.00	0.000087	$ 5,111.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 70,500,000.00		$ 6,133.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,133.50
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[3]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. (3) No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[4]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price.

[5]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. (3) No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[6]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A Common Stock of Parabolic Technologies, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of Registrant's Common Stock. (2) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. (4) The exercise price of each Warrant is equal to 250% of the offering price per Unit.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date